AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2008

                                      REGISTRATION STATEMENT NO.333-148636
============================================================================


                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                      ----------------------------

                             AMENDMENT NO.1 TO
                                  FORM S-1
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
         ---------------------------------------------------------

                         Race World International, Inc.
             -----------------------------------------------

             (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


    Nevada                    7948                    20-8720608
  ----------                --------                --------------

(State or Other     (Primary Standard Industrial   (I.R.S. Employer
Jurisdiction of      Classification Code Number)    Identification
Incorporation or                                        Number)
 Organization)

                         Race World International, Inc.
                            968 - 240th Street
               Langley, British Columbia, Canada, V2Z 2Y3
                             (604) 539-9680
             ----------------------------------------------

(Address and Telephone Number of Principal Executive Offices and Principal
                           Place of Business)

                             Evan Williams
                               President
                         Race World International, Inc.
                            968 - 240th Street
               Langley, British Columbia, Canada, V2Z 2Y3
                             (604) 539-9680
             ----------------------------------------------

       (Name, Address, and Telephone Number of Agent for Service)
             ----------------------------------------------

                               COPIES TO:
                         P. Sterling Kerr, Esq.
                                     Ashworth & Kerr, Attorneys at Law
                  1055 Whitney Ranch Drive Suite 110
                       Henderson, Nevada, 890141
                            (702) 451-2055

                       --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                      Calculation of Registration Fee

=============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE
Common stock
$0.001 par value      10,000,000(1)  $0.10 (2)    $1,000,000   $  39.30
to be registered
by issuer

Common stock,         31,900,000(3)  $0.10 (2)    $3,190,000   $ 125.37
$0.001 par value
to be registered by
selling shareholders
-----------------------------------------------------------------------------
TOTAL                 41,900,000        N/A       $4,190,000   $ 164.67
=============================================================================

(1)There is no current market for the securities and the price at which the shares being offered directly to the public by us are estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act").


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and is subject to change. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities in any state where the offer of sale is not prohibited.


SUBJECT TO COMPLETION, DATED MARCH                     , 2008
                                  ----------------------




                                PROSPECTUS
                     RACE WORLD INTERNATIONAL, INC.
                             41,900,000 SHARES
                               Common Stock

Race World International, Inc. ("Race World" or the "Company"), is a Nevada corporation with Canadian management and head offices located in Langley, British Columbia, Canada. Race World has been formed to develop and operate a motorsports theme park in Nevada, U.S. Race World is offering 10,000,000 shares of common stock, $.001 par value, at $.10 per share, which as of this date has not been issued. Selling shareholders are also offering 31,900,000 shares of common stock, $.001 par value, at $.10 per share until their shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

Our offering of 10,000,000 shares of common stock and the selling Shareholder's offering an additional 31,900,000 is on a best efforts basis and is a direct public offering, without any involvement of underwriters. The offering price is $0.10 share and we are not required to sell a minimum amount in this offering. Funds received from this offering will be paid directly to Race World without the use of an escrow account.

If we sell the total number of shares offered by the registrant, we will receive proceeds of $1,000,000 less the costs and expenses related to this Offering. The offering will terminate within 365 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 180 days. There are no minimum purchase requirements.

Prior to this Offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no assurance that our securities will ever trade on the OTC Bulletin Board or other exchange.

The shares of common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section before you decide to purchase any of the common stock.


------------------------- ----------- ------------ -----------------------
                          Price Per   Aggregate    Proceeds to Race World
                          Share       Price        Management
------------------------- ----------- ------------ -----------------------
Common Stock Offered by
The Registrant            $.10        $1,000,000   $1,000,000

Common Stock Offered by
Selling Shareholders      $.10        $3,190,000   $ -
------------------------- ----------- ------------ -----------------------


Our shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, in the event that we engage a broker-dealer to sell some or all of our shares, we anticipate paying a commission of no more than ten (10%) percent which would reduce our proceeds by $100,000 if all 10,000,000 shares were sold subject to such commission.

The proceeds to us are shown before deduction for legal, accounting, printing and other expenses and are estimated at 5.4% of the Offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


THE DATE OF THIS PROSPECTUS IS MARCH 26, 2008

                            TABLE OF CONTENTS
PROSPECTUS SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . 1
THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
SUMMARY FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . 3
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . .18
DETERMINATION OF OFFERING PRICE . . . . . . . . . . . . . . . . . . .19
DILUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .22
DIVIDEND POLICY . . . . . . . . . . . . . . . . . . . . . . . . . . .22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
DESCRIPTION OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . .24
MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
EXECUTIVE COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . .31
CODE OF ETHICS. . . . . . . . . . . . . . . . . . . . . . . . . . . .31
CERTAIN RELATIONSIPS AND RELATED TRANSACTIONS . . . . . . . . . . . .31
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. . . .32
SELLING SHAREHOLDER . . . . . . . . . . . . . . . . . . . . . . . . .33
DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .34
PLAN OF DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .37
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . .39
FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .40


                           PROSPECTUS SUMMARY

The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in the securities discussed under "Risk Factors" beginning on page 3, and the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

About Us

Race World International, Inc. was incorporated on December 29, 2006 in the State of Nevada (hereinafter "Race World", "RWI", "the Company", "we" or "us").

Our executive offices are located at 968 - 240th Street, Langley, British Columbia, Canada, V2Z 2Y3. Our telephone number is (604) 539-9680.

We are a development stage company and have not generated revenues from our business activities. Our auditors have issued a going concern opinion. We do not anticipate being able to generate revenues even after this offering and additional financing will be required before we can commence operations.

Our Business

Race World intends to secure 600 to 1,500 acres of raw land for development of a motorsports theme park for recreational and professional motorsports. Racetracks, automotive and related facilities rentals will be available. The RWI theme park will be to a world standard, which we believe will also attract manufacturers, race organizers and race teams for testing and development.

Race World's current operations are summarized as follows:
     -We have formed a Nevada Company
     -Organized our head office in Langley, British Columbia
     -Created an initial web-site and secured our relevant domain name -Appointed our legal counsel to explore acceptance of our motor sports theme park in Nevada
     -Our President, Evan Williams, has viewed several potential sites for development


We have no current plans to begin developing Phases 2 through 5 until financing is available. No financing is availabe at present. The following table illustrates an estimated time frame for completion of each Phase of our development assuming financing becomes available:

  Phase                Financing                   Time Frame
Phase 2              $  1,000,000            March 2008 - December 2008
Phase 3              $ 80,000,000        September 2008 - June 2009
Phase 4              $ 15,000,000            March 2009 - September 2009
Phase 5              $ 40,000,000             June 2009 - June 2010

Totals               $136,000,000            March 2008 - June 2010

In addition to securing adequate financing for our future operastions, RWI will face additional obstacles including zoning requirements, proper licencing, adaquetate marketing, securing appropriate lands and efficent construction of its facilities. See "Risk Factors" for full disclosure of difficulties we may encounter prior to our operations.


We will also market:
     automotive parts, lubricants, and accessories automotive repairs restaurants and concessions souvenirs and entertainment

The Market

RWI intends to offer motorsports adventures to the Las Vegas tourist market that is presently not offered.

The main markets for the recreational sector are the permanent residents of Nevada, California, and other tourists who visit Las Vegas. The market for the professional sector is the worldwide community of motor racing teams.

Competition

There are no competitive facilities in the Las Vegas city area. See Page 31 for further comments on "Competition". In addition, see "Risk Factors" for a discussion of potential future competition.


Employees and Strategic Advisors

We have no full-time employees as of the date of this prospectus. All four of our Directors will be active on a part time and as needed basis in the business until funding from this offering and future cash flow from operations allows for outside experts and consultants or hired staff to perform necessary services.

                                    .1.

Typical Customer / Client

Dependence upon a major customer is not a factor in RWI's business plan. RWI will derive its future revenue from the following customer bases:

     1. Tourist flow to Las Vegas.
     2. Professional motor sport organizers, such as S.C.C.A. (Sports Car Club of America).
     3. Motorsports teams for training, testing, and development.
     4. Permanent local residents for karting, drag racing, off roading, and other motorsports related events.
     5. Commercial space leased to enterprises who wish to be located in a motorsports theme park.
     6. Residential customers who wish to live in a motorsports theme park.


THE OFFERING
--------------------  ------------------ ------------------
Securities Offered    Shares             Price Per Share
By us                 10,000,000         $.10

Securities Offered
By Selling
Shareholders          31,900,000         $.10
--------------------- ------------------ ------------------

Securities Issued To
Existing Shareholders
But Not Offered       14,000,000

Total Shares
Outstanding Assuming
All Securities
Offered By Us
Are Sold              55,900,000


Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock and 20,000,000 preferred shares.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement.

Estimated Use of Proceeds:

Substantially all of our net proceeds from the sale of shares of our common stock will be used for working capital, marketing our services, and capital expenditures for office equipment and furniture.

Risk Factors: Before investing in our shares, you should read the "Risk Factors" section in this prospectus.

                                    .2.

SUMMARY FINANCIAL DATA

The summary financial information set forth below is derived from the financial statements appearing elsewhere in this Prospectus. Such information should be read in conjunction with such financial statements, including the notes thereto.

Statement of Operations
For the Period from December 29, 2006 (inception) to December 31, 2007 (Dollar amounts and share data)

------------------------------ ------------------------------
Revenues                       $  4,612
Net Income (Loss)              $(21,508)
Income (Loss) per
Common Share                   $ (0.0007)
Weighted Average Number of
Common Shares Outstanding       29,980,109
------------------------------ ------------------------------

                   Balance Sheet Data
                   December 31, 2007

------------------------------- ------------------------------
Working Capital                 $ 210,323
Total Assets                    $ 226,886
Total Liabilities               $  16,563
Stockholders' Equity            $ 210,323
------------------------------- ------------------------------

See Financial Statements

RISK FACTORS

An Investment In Our Common Stock Involves A High Degree Of Risk. Investors could lose their entire investment. Prospective investors should carefully consider the following factors, along with the other information set forth in this prospectus, in evaluating Race World, its business and prospects before purchasing the common stock. The following risk factors, individually or occurring together, would likely have a substantially negative effect on our Company's business and would likely cause it to fail.

We may be unable to absorb the costs of being a public company.

The costs of reporting and salaries to management to maintain reporting requirements are substantial.


Concentrated Ownership Of Our Common Stock May Allow Certain Security Holders To Exert Significant Influence In Corporate Matters Which May Be Adverse To The Public Investor.

Our principal stockholders, officers and directors own a controlling interest in our voting stock and investors will not have any effective voice in our management, which could result in decisions adverse to our general shareholders.

                                    .3.

Our four officers and directors, in the aggregate, beneficially own approximately or have the right to vote 42.9% of our outstanding common stock. As a result, these four stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

     - election of our board of directors;

     - removal of any of our directors;

     - amendment of our Articles of Incorporation or bylaws;

     - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us; and

     - adoption of measures that could initiate a change in control, a merger, takeover, or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our directors and executive officers, could have an adverse affect on the market price of our common stock if the marketplace does not adjust to the increase in shares in the market. The value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The Timing And Amount Of Capital Requirements Are Not Entirely Within Our Control And Cannot Accurately Be Predicted And As A Result, We May Not Be Able To Raise Capital In Time To Satisfy Our Needs.

If we are unable to attract customers and the resulting revenues, we may need to acquire additional financing. If working capital is required, we may require financing sooner than anticipated. We have no commitments for financing, and we cannot be sure that any financing would be available in a timely manner, on terms acceptable to us, or at all. Further, any equity financing could reduce ownership of existing stockholders and any borrowed money could involve restrictions on future capital raising activities and other financial and operational matters. If we were unable to obtain financing as needed, we could be bankrupt.

We Are a Development Stage Company.

We were incorporated on December 29, 2006 and have not yet commenced operations. Although we believe we will generate revenues and become profitable, no assurance can be given in this regard. We are a development stage company and may never be able to effectively implement our business plan. The revenue and income potential of our proposed business and operations is unproven. The lack of operating history makes it difficult to evaluate the future prospects of our business.

Our Future Competitors From Other Geographic Areas May be Better Financed and Already Established in the Industry.

These competitors may be better established and funded, they may be able to offer rentals, products, and services at more competitive prices than us if they choose. We may have to reduce prices to attract customers.

                                   .4.

As with any business, we may face vigorous competition in the near future. Our competitors will strive also to offer quality products, services and reasonable fees. Our competitors may have more experience, capital, and personnel than Race World Management. Some of our future competitors may offer segmented services choosing to specialize in one niche or another. As a result, they may be able to offer reduced costs or specialized services that we may not be able to offer.

Any Inability To Adequately Protect Our Intellectual Property Could Harm Our Competitive Position.

We consider our methodologies, processes and know how to be proprietary. We will seek to protect our proprietary information through confidentiality agreements with our employees. Our policy is to have employees enter into confidentiality agreements that contain provisions prohibiting the disclosure of confidential information to anyone outside of the company. There can be no assurance that the steps we take to protect our intellectual property will be successful. If we do not adequately protect our intellectual property, competitors may be able to use our management systems and proprietary information and erode or negate our competitive advantage. In addition, we hold no trademarks or copyrights and our proprietary information could be assumed by others offering similar services. Our business model is capital intensive, however others wanting to enter our field may have the capital to do so and the necessary skills.

We Have No Operating History And Have Losses To Date, Which Will Continue For Some Time Into The Future. As A Result, We May Have To Suspend Development Or Cease Future Operations.

We have generated no operating revenues since our incorporation on December 29, 2006. We cannot with any accuracy evaluate our future success or failure. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to procure new business and generate revenues. Our current operating expenses are greater than our revenues. As we cannot be certain of future revenues, we may have to suspend our operations. If we are unable to attract sufficient customers for our future motorsports theme park and our related products, we will not generate enough revenue to sustain our business, and may have to adjust our business plan, or it may fail.

At Present, We Are Dependant On Our Four Directors And A Loss Of Any Could Have A Materially Adverse Effect Upon Us.

Evan Williams, President, Solomon Nordine, Treasurer, Leigh Anderson, Secretary and David Williams are our Founding Directors. None of our Directors has a consulting or employment contract with us so there is no assurance that they will remain with us. Our Directors are committed to provide a part time commitment only as they serve on the Boards of other noncompetitive privately held companies. Their experience is of considerable importance to us. The loss of any of one of them due to illness, retirement or otherwise, or our inability to attract and retain key employees in the future could have a material adverse effect on our operations and business plans. If any were to leave or be unable to perform there duties, there is no assurance that we would be able to retain qualified personnel.
In addition, we do not maintain any key man life insurance policies on any of our Directors so in the event of death, there would be no extra funding to cope with any resulting financial losses we might incur.

                                     .5.

There Is No Current Trading Market For Our Securities And If A Trading Market Does Not Develop, Purchasers Of Our Securities May Have Difficulty Selling Their Shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission for the quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

State Securities Laws May Limit Secondary Trading, Which May Restrict The States In Which And Conditions Under Which You Can Sell The Shares Offered By This Prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We May Be Unable To Pay Any Cash Dividends On Our Common Stock, Our Stockholders May Not Be Able To Receive A Return On Their Shares Unless They Sell Them.

As we presently do not have net income nor can we assure our shareholders of net income in the future, our stockholders may not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired. The Company may consider the payment of cash dividends from time to time. However, any declaration and payment of dividends will be (i) dependent upon the Company's results of operations, financial condition, cash requirements, capital improvements and other relevant factors, (ii) subject to the discretion of the Board of Directors of the Company and (iii) payable out of the Company's surplus or current net profits. No assurance can be given that the Company will pay dividends at any time in the future.

                                     .6.

Purchasers Of The Shares Offered Hereby Will Incur Immediate Substantial Dilution In The Net Tangible Book Value Of Approximately $0.07835 or 78.35% per Share.

Our present shareholders have acquired their respective equity interests at a cost substantially below the offering price. Accordingly, the public investors will bear a disproportionate risk of loss per share.

We May Not Be Able To Raise Sufficient Capital Or Generate Adequate Revenue To Meet Our Obligations And Fund Our Operating Expenses.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to operate as a going concern.

Our independent auditors have issued a going concern assumption.

Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern. We have limited capital and have suffered losses from operations and negative cash flows from operations.


We May, In The Future, Issue Additional Common Shares, Which Would Reduce Investors' Percent Of Ownership And May Dilute Our Share Value.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock, with designations, rights and preferences that may be determined from time to time by our board of directors , which may be superior to those attached to the common stock.

Accordingly, the board of directors is empowered, without further stockholder approval, to issue additional shares of common stock up to the authorized amount or to establish a series of preferred stocks with dividend, liquidation, conversion, voting or other rights either of which could adversely affect the voting power or other rights of the holders of the existing common stock. The future issuance of either common or preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any stock issued in the future on an arbitrary basis and the Issuance of additional common stock at prices below the fair market value per share would result in dilution to our existing common stockholders.
The issuance of common or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. In addition, the selling shareholders may sell their shares for less than $0.10 per share. This could lower the market value of investors' shares.

Our Common Shares Are Subject To The "Penny Stock" Rules Of The SEC And The Trading Market In Our Securities Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Value Of An Investment In Our Stock.

                                     .7.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     - that a broker or dealer approve a person's account for transactions in penny stocks; and
     - the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     - obtain financial information and investment experience objectives of the person; and
     - make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      - sets forth the basis on which the broker or dealer made the suitability determination; and
      - that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Environmental Regulations And Costs May Negatively Affect Our Ability To Proceed With Our Motorsports Theme Park And If We Do Become Operational, May Adversely Affect Our Financial Condition.
..
                                   .8.

We intend to acquire raw land for our motorsports theme park. As we do not anticipate buying an existing facility, we will require environmental and civil engineering studies both for our own needs to ensure the least negative environmental impact on our site and nearby land, and for presentation and analysis by local, state, and federal officials. Environmental and civil engineering reports will be necessary to solicit support and permission for development. We cannot be certain these impact studies will be favorable or even if they are favorable that the appropriate officials will allow us to proceed. Also, if damage to persons or property or contamination of the environment is determined to have been caused by the conduct of our business or by pollutants used, generated or disposed of by us, or which may be found on our property, we may be held liable for such damage and may be required to pay the cost of investigation or remediation, or both, of such contamination or damage. We are not currently insured for such liability and we do not know the cost of such a policy or whether we can acquire one. The amount of such liability, as to which we are self-insured, could be material. State and local laws relating to the protection of the environment also can include noise abatement laws that may be applicable to our motorsports theme park. Changes in federal, state or local laws, regulations or requirements, or the discovery of previously unknown conditions, could require additional significant expenditures by us for remediation and compliance.

Because We Do Not Have An Escrow Or Trust Account For Investor's
Subscriptions, If We File For Bankruptcy Protection Or Are Forced Into Bankruptcy Protection, Investors May Lose Their Entire Investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to applicable bankruptcy laws. As such, you might lose your investment and your funds will be used to pay creditors and will not be used for continued development of our motorsports theme park.

We will need to continually enhance our products and services to meet the changing preferences of our customers or face the possibility of losing future business to competitors.

Future success will depend upon our ability to meet the changing preferences of our customers and to introduce new services to meet their requirements in a developing and evolving market. Present or future products or services may not satisfy the needs of the market. If the Company is unable to anticipate or respond adequately to its customers' demands, lost business may result and financial performance will suffer.

Many factors may affect our ability to establish our motorsports theme park, including:

     - identification and availability of a suitable location;
     - competition for similar or identical sites;
     - negotiation of favorable purchase arrangements;
     - management of the costs of construction and development of new markets and customer base;
     - securing required governmental approvals and permits and complying with governmental regulations;
     - recruitment of qualified operating personnel;
     - labor disputes;
     - shortages of materials and skilled labor;
     - environmental concerns; and
     - other increases in costs, any of which could give rise to delays or cost overruns.

                                    .9.

If we are not able to establish and expand our business, our revenues will not grow as expected, which would inhibit our ability to continue operations in the long term.

Bad Weather Will Adversely Affect The Future Profitability Of Our Motorsports Theme Park.

Our theme park and racetracks will operate outdoors. Weather conditions surrounding these events and our ongoing operation will affect sales of tickets, concessions and souvenirs, driving schools, and track rentals, among other things. Although we intend selling tickets well in advance of our events, poor weather conditions could have a material effect on the results of operations particularly because we intend promoting a finite number of events. Due to weather conditions, we may be required to move a race event to the next race able day. This change would increase our costs for the event and could negatively affect our walk-up admissions, if any, and food, beverage and souvenir sales. Poor weather could affect successive events in future periods.

The occurrence of a natural disaster could cause interruptions in the our track rentals, race events, products, and services we provide and significantly impair our ability to generate revenue and achieve profitability.

Changes In General Economic And Political Conditions Affect Consumer Spending And May Harm Our Revenues And Operating Results.

Our country's economic condition affects our customers' levels of discretionary spending. This is true for foreign tourists and auto enthusiasts as well. A decrease in discretionary spending due to a recession or decreases in consumer confidence in the economy could affect the frequency with which our customers choose to visit our motorsports theme park and the amount they spend on our leisure time activities and products. This would decrease our revenues and operating results.

Our Success Will Depend In Part Upon Sales Of Our Racing Series And Racing
Events.

We intend that our business will derive part of its revenues from racing series and racing events. We may be unable to attract and maintain sponsorships for such racing series and events. A sponsor's willingness to commence or continue their relationship with us is subject to many risks beyond our control.

We May Be Unable To Secure Insurance For Our Motorsports Theme Park, And Assuming We Are Able, Our Insurance Coverage May Not Be Adequate If A Catastrophic Event Occurred.

                                     .10.

We intend to obtain reasonable policy limits of property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, with financially sound insurers. We cannot guarantee, however, that our policy limits for property, casualty, liability, and business interruption insurance, including coverage for acts of terrorism, would be adequate should one or multiple catastrophic events occur at or near any of our facilities, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. In addition, we cannot guarantee that adequate coverage limits will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our motorsports events could have a material adverse effect on our financial position and future results of operations if asset damage and/or company liability was to exceed insurance coverage limits or if an insurer was unable to sufficiently or fully pay our related claims or damages. The occurrence of additional national incidents, in particular incidents at sporting events, entertainment or other public venues, may significantly impair our ability to obtain such insurance coverage in the future. In addition, heightened concerns and challenges regarding property, casualty, liability, business interruption, and other insurance coverage have resulted from the national incidents on September 11, 2001. We will have a material investment in property and equipment at our facility, which may be located near a highly populated city. We anticipate our motorsports events will be attended by large numbers of fans. These operational, geographical and situational factors, among others, may result in, and may continue to result in, significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits. We cannot assure you that future increases in such insurance costs and difficulties obtaining high policy limits will not adversely impact our profitability, thereby possibly affecting our operating results and growth.

We May Incur Significant Costs From Partial Self-Insurance.

We intend using a combination of insurance and self-insurance to manage various risks associated with our motorsports theme park, and motorsports events and other business risks. We may review and increase our self insurance limits in the future, which could subject us to increased risk of loss should the number of incidents, damages, casualties or other claims below such self-insured limits increase. An increase in the number of uninsured losses could have a material adverse effect on our financial position and future results of operations.

Liability For Personal Injuries And Product Liability Claims Could Significantly Affect Our Financial Condition, Reputation, And Results Of Operations

Motorsports can be dangerous to participants and to spectators. We intend to maintain insurance policies that provide coverage within limits that are sufficient, to protect us from material financial loss due to liability for personal injuries sustained by persons on our premises in the ordinary course of business. Nevertheless, there can be no assurance that such insurance will be adequate at all times and in all circumstances. Like other businesses, we are subject to lawsuits alleging negligence, product liability or other similar legal theories, which can involve large claims and significant defense costs. Any of these claims, whether with or without merit, could result in costly litigation, and divert the time, attention, and resources of management.

Compliance With Existing And New Regulations Of Corporate Governance And Public Disclosure May Result In Additional Expenses.

                                    .11.

Compliance with changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and other SEC regulations, requires large amounts of management attention and external resources. This may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. We may not be able to absorb the costs of being a public company. The costs of reporting and salaries to management to maintain reporting requirements is substantial.

Competition For Advertising And Promotional Dollars; General Market And Industry Conditions That May Affect Our Intended Sponsors; And The Introduction And Success Of Competition For New Racing Events And Racing Series.

In the event we are not able to attract sponsors or retain them, we could experience revenue shortfalls.

The Americans With Disabilities Act Prohibits Discrimination On The Basis Of Disability In Public Accommodations And Employment.

We will likely be required to comply with the Americans with Disabilities Act and regulations relating to accommodating the needs of the disabled in connection with the construction of new facilities.
Failure to comply with these and other regulations could increase our cost structure, slow our expansion, and harm our reputation, any of which would harm our operating results.

Dependence On Qualified And Key Personnel.

We believe our future success will depend in large part upon our ability to identify, attract and retain highly skilled managerial, sales and marketing, finance and operations personnel. Competition for personnel with the type of experience in these areas is intense, and we will compete for personnel against numerous companies, including larger, more established companies with significantly greater financial resources. There can be no assurance we will be successful in identifying, attracting and retaining personnel.

Compliance With Existing And New Federal, State, And Local Legislative And Regulatory Laws And Initiatives Could Adversely Affect Our Results Of Operations Or May Require Us To Spend Substantial Amounts On Capital Equipment, Systems, Training Or To Modify Our Existing Systems.

We are and will be subject to considerable Federal, State, and Local government regulation and licensing with respect to health, sanitation, building, zoning, land use, safety, fire, employment and other departments relating to the development and operation of our motorsports theme park.

Many of these regulations are subject to differing interpretations that may, in certain cases, result in unintended consequences that could impact our ability to effectively operate our motorsports theme park. We may not be able to obtain necessary licenses or other approvals on a cost effective and timely basis in order to construct and develop our facilities in the future.

Various federal and state labor laws will govern our operations and our relationship with our employees, including minimum wage, overtime, working conditions, fringe benefit, and work authorization or immigration requirements.

                                    .12.

If we elect to serve alcohol to our customers, we will be required to comply with the alcohol licensing requirements of the federal, state, and local governments having jurisdiction over our location. Alcoholic beverage control regulations require applications to state and local authorities for a license and permit to sell alcoholic beverages. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of bar or restaurant outlets, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state, or local regulations, our licenses may be revoked and we may be forced to terminate the sale of alcoholic beverages at our location.

We could be subject to civil and criminal penalties under such regulations and could be required to restructure any existing or future contractual arrangements in that state. Such results, or the inability to successfully restructure our contractual arrangements, could have a material adverse effect on our operations and our reputation.

We Plan To purchase Certain Automotive Equipment And Products Overseas As Well As Actively Market To Overseas Customers. We Are Therefore Subject To Risks Related To Currency Fluctuations And Regulation That May Adversely Affect The Company.

A part of the company's strategy is to purchase its products overseas, for example from Europe and China. We will also market our motorsports theme park to foreign tourists. There are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in controlling product supply from foreign factories, longer than anticipated delivery cycles, fluctuations in currency exchange rates and overall political instability.

There can be no assurance that one or more of such factors will not have a material adverse effect on the company's potential future operations and, consequently, on the company's business, operating results and financial condition.

The company may purchase its automobiles, go-karts, products, and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the company to risks in this regard. The company's results of operations are subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the company's results of operations or financial condition.

Furthermore, as a corporation based in the United States, we may face difficulties in obtaining and/or enforcing local judgments it may obtain overseas, particularly in China.

Consumer And Corporate Spending Can Significantly Impact Our Future Operating Results, And National Or Local Catastrophes, Elevated Terrorism Alerts Or Natural Disasters Could Have A Significant Adverse Impact On Our Operating Results

                                    .13.

Our business will depend on discretionary consumer and corporate spending. Many factors related to discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment rates, rising fuel prices, interest and tax rates and inflation, can significantly affect our operating results. Many factors related to corporate spending such as general economic and other business conditions, including consumer spending, rising fuel prices, interest and tax rates, hurricanes, flooding, earthquakes and other natural disasters, elevated terrorism alerts, terrorism attacks, military actions, and inflation, as well as various industry conditions, including corporate marketing and promotional spending and interest levels, could also significantly impact our operating results. Terrorism alerts, natural disasters, and other business conditions, could impact regional and national consumer and corporate spending sentiment, including significant increases in fuel prices and other consumer costs. These factors could affect attendance at race events, suite rentals, sponsorship, advertising and hospitality spending, concession and souvenir sales, driving schools and other track rentals, as well as the financial results of potential sponsors of our facilities and events and of the industry. Negative factors such as challenging economic conditions, public concerns over additional national security incidents and air travel, particularly when combined, could impact corporate and individual customer spending, and each negative factor could have varying effects on our operating results. There can be no assurance that consumer and corporate spending will not be adversely impacted by economic conditions, or should difficulties, restrictions or public concerns regarding air travel or military-related actions continue or increase, if additional national or local terrorist, catastrophic or other incidents occur, or if natural disasters occur, there can be no assurance that consumer and corporate spending will not be adversely impacted, thereby possibly materially impacting our future operating results and growth.

Failure To Be Awarded Sanctioned Racing Events Or Deterioration In Future Relationships With Sanctioning organizations Could Adversely Affect Our Profitability.

Our success will depend in part upon successfully marketing to and maintaining a good working relationship with various organizations that sanction race events that we intend to promote at our facilities. We do not know if we will be able to secure such race events nor is there any assurance that if we do, we will be able to retain the events on an ongoing annual basis.

Postponement, Cancellation Or Relocation Of Future Major Motorsports Events Could Adversely Affect Us.

If an event scheduled for one of our facilities is postponed because of weather, national security, natural disasters or other reasons, we could incur increased expenses associated with conducting the rescheduled event, as well as possible decreased revenues from admissions, food, beverage and souvenir sales generated at the rescheduled event. If such an event is cancelled, we would incur the expenses associated with preparing to conduct the event as well as losing the revenues associated with the event, including potential broadcast revenues, to the extent such losses were not covered by insurance.

                                    .14.

Strong Competition In The Motorsports Industry And With Other Professional And Amateur Sports Could Hinder Our Ability To Enter, Maintain, Or Improve Our Position In The Industry.

Our motorsports theme park will operate in a very competitive industry. We will compete in regional and national markets, and with other related racing circuits, to promote events. Certain of our competitors will have resources that exceed ours. These competitors and others may attempt to build racing circuits, conduct racing, and other motorsports related activities in new markets that may compete with us and our local and regional fan base or marketing opportunities. We compete for spectator interest with all forms of professional and amateur spring, summer, and fall sports, such as football, baseball, basketball and hockey. There is a wide range of other available entertainment and recreational activities. These competing events and activities may be held on the same days or weekends as our events. We cannot assure you that we will successfully enter, maintain, or improve our position in light of such competition.

Government Regulation Of Certain Motorsports Sponsors Could Negatively Impact The Future Availability Of Promotion, Sponsorship And Advertising Revenue For Us

The motorsports industry generates significant revenue each year from the promotion, sponsorship and advertising of various companies and their products, some of which are subject to government regulation. Advertising of the liquor and tobacco industry is generally subject to greater governmental regulation than advertising by other sponsors. Future sponsorship contracts may be terminable upon the implementation of adverse regulations. The alcoholic beverage and tobacco industry has provided substantial financial support to the motorsports industry through, among other things, the purchase of advertising time, the sponsorship of racing teams and the sponsorship of racing series and generally are subject to greater governmental regulation than are other sponsors of motorsports events. We are unaware of any proposed additional governmental regulation that would materially limit the availability to motorsports of promotion, sponsorship or advertising revenue from the alcoholic beverage or tobacco industry. We cannot assure you that the alcoholic beverage or tobacco industry will continue to sponsor motorsports events, suitable alternative sponsors could be located, or organizations might continue to sanction individual racing events sponsored by the alcohol industry. Implementation of further restrictions on the advertising or promotion of alcoholic beverage products could adversely affect us.

Our Revenues Will Depend On The Promotional Success Of Our Marketing
Campaigns.

Similar to many companies, we will spend significant amounts on advertising, promotional and other marketing campaigns for our motorsports theme park and other business activities. Such marketing activities include, among others, promotion of ticket sales, luxury suite rentals, hospitality and other services for our racing events and facilities, and advertising associated with wholesale and retail distribution of racing and other sports related souvenir merchandise and apparel, and auto related lubricants, products, and accessories. There can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenues or profits.

We May Be Unable To Secure Additional Funding To Purchase Land And Build Our Motorsports Theme Park.

                                    .15.

Our present offering is Phase 2 funding of $1,000,000. This amount will be spent on organizational matters, environmental studies, land valuation, civil engineering reports, and costs associated with professional presentations to federal, state, and local government bodies and regulatory agencies.

Our founding shareholders have provided Phase 1 funding. This current offering is Phase 2 funding. Assuming a successful Phase 2 issue of shares, we anticipate we will be required to secure future funding of $62,000,000 for the purchase of suitable land and capital expenditures on our facilities. A summary of our past, present, and anticipated future offerings are as follows:

           Shares              Cost           Proceeds          Use
                               Per Share
Phase 1 Completed Offering     45,900,000     $ .005         $    229,500
        Organizational
Phase 2 Current Offering       10,000,000     $ .10          $  1,000,000
        Feasibility
Phase 3 Future Offering        80,000,000     $1.00          $ 80,000,000
        Land
Phase 4 Future Offering        10,000,000     $1.50          $ 15,000,000
        Tracks
Phase 5 Future Offering        20,000,000     $2.00          $ 40,000,000
        Buildings & Equipment

Totals                        165,900,000     $ .821 (avg)   $136,229,500

There can be no assurance that we will be able to secure the full amount or any amount of our anticipated future funding requirements. If we are unable to secure the necessary funding, we would be unable to proceed. The investors in this current offering would lose their entire investment.

The securities described in Phases 2 - 5 may not be sold until the appropriate registration statements have been filed with the Securities and Exchange Commission and have been declared effective. This is not an offer to sell securities described in Phases 3 - 5.

Costs Associated With Future Capital Improvements Could Adversely Affect Our Profitability.

We believe significant growth in our revenues will depends, in large part, on consistent investment in facilities. Therefore, after our original acquisition or land and construction of our motorsports theme park, we expect to continue to make substantial capital improvements in our facilities to meet long-term increasing demand, to increase spectator entertainment value, and to increase revenue. We will frequently have a number of significant capital projects underway. Future improvements may include condominiums, additional office space, banquet facilities and other amenities. Commencement of construction would be subject to governmental approval and permitting processes, which could materially affect the ultimate cost and timing of construction. Numerous factors, many of which are beyond our control, may influence the ultimate costs and timing of various capital improvements at our facilities, including:

                                    .16.

     - undetected soil or land conditions;
     - additional land acquisition costs;
     - increases in the cost of construction materials and labor;
     - unforeseen changes in design;
     - litigation, accidents or natural disasters affecting the construction site;
       and
     - national or regional economic, regulatory or geopolitical changes.

In addition, actual costs could vary materially from our estimates if those factors or our assumptions about the quality of materials or workmanship required or the cost of financing such construction were to change. In addition, capital expenditures for any condominium project would be material. Should the project be abandoned or substantially decreased in scope due to the inability to obtain necessary permits, insufficient buyer interest or other unforeseen negative factors, we could be required to expense some or all previously capitalized costs which could have a material adverse effect on our future financial condition or results of operations.

Our Forward-Looking Statements Are Estimates Only

The statements contained in this prospectus that are not historical fact are "forward-looking statements," which can be identified by the use of forward looking terminology such as "believes," "expects," "may," "should," or "anticipates," the negatives thereof or other variations thereon or comparable terminology, and include statements as to the intent, belief or current our expectations with respect to the future operations, performance or position. These forward-looking statements are predictions. We cannot assure you that the future results indicated, whether expressed or implied, will be achieved. While sometimes presented with numerical specificity, these forward-looking statements are based upon a variety of assumptions relating to our business, which, although currently considered reasonable by us, may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus. These forward-looking statements are based on current information and expectation, and we assume no obligation to update them at any stage.

Therefore, our actual experience and results achieved during the period covered by any particular forward-looking statement may differ substantially from those anticipated. Consequently, the inclusion of forward-looking statements should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. We cannot assure that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

                                    .17.

USE OF PROCEEDS

We intend to sell the shares ourselves or through broker/dealers and do not have an underwriter or commitment from any party to purchase any of the shares being offered by us. The following table discloses the gross proceeds less offering expenses we would realize from the sale of the related numbers of shares. However, such proceeds do not take into account any commissions paid to any broker-dealer should we engage such.

The proceeds of this offering will be used as follows:

-----------------------------------------------------------------------------
                                  Percentage of Offering Sold
Classification of Use            %100        %75         %50         %25
---------------------------   ----------- ----------- ----------- --------
Environmental Studies         $ 165,000   $ 165,000   $165,000    $165,000
Engineering Reports & Survey  $ 380,000   $ 380,000   $185,000    $ 50,000
Market Surveys                $ 120,000   $  50,000   $ 20,000    $ 10,000
Office Equip. and Systems     $  60,000   $  25,000   $ 20,000    $ 10,000
Legal and Accounting          $ 125,000   $  80,000   $ 60,000    $ 10,000
General and Administrative    $ 150,000   $  50,000   $ 50,000    $  5,000
---------------------------   ----------- ----------- ----------- --------
Total                         $1,000,000  $ 750,000   $500,000    $250,000
========================== =========== =========== =========== ===========

The Principal Founding Shareholders (PFS) have paid for research, development, and organizational costs over the last two years. Although these costs are not onerous, the PFS expect reimbursement at the Phase 2 financing level. These costs will not exceed $20,000 and are accounted for in the Engineering Reports and General expenses in the above table.

RWI will affect an Environmental Impact Study, (EIS) as part of the Phase 2 financing budget. Our preliminary selection of land in question has never, to the best of our knowledge, been used for any purpose other than the transition of a high voltage electrical transmission line. The effect of the RWI motor sports park upon this raw land will be studied by a professional consultant and their report will form the basis of the decision to proceed further with the land parcel. The cost of the report is estimated to be $165,000.

The estimated expenses of the distribution, all of which are to be borne by Us. The estimated expenses of $54,165 are not shown in the use of proceeds table above and the use of proceeds will be reduced proportionately by the actual costs of distribution. All amounts are estimates except the Securities and Exchange Commission registration fee:

Expense                            Amount
---------------------------------- -------------------------------

Registration Fee                    $    165
Printing Expenses                   $  8,000
Accounting Fees and Expenses        $ 10,000
Legal Fees and Expenses             $ 15,000
Transfer Agent's Fees and Expenses  $  6,000
Miscellaneous                       $ 15,000
----------------------------------- -------------------------------
Total                               $ 54,165
================================== ================================

Note: Engineering Reports & Surveys comprise:
        Land surveying
        Civil engineering for Water, Sanitary and Storm Drainage
        Geotechnical
        Electrical

                                  .18.

As the above table illustrates the majority of these proceeds will be utilized for marketing, general, and administrative expenses. Our management will adjust the use of the proceeds dependent upon the amount of proceeds received and what is deemed to be in our company's best interests. The use of proceeds table above provides a breakdown should we sell less than the offered common shares. If we sell less than 25% of the shares offered, we will apply proceeds in the same percentage as indicated in the 25% column on a pro-rated basis giving no priority to any one particular category

We will spend approximately $54,165 on our Registration Statement which includes this Prospectus.

If we sell the maximum number of shares offered by this Prospectus, the net proceeds to us from this offering are expected to be adequate to fund our working capital needs for the next twelve (12) months. Pending maximum use of the proceeds from this offering as set forth above, we may invest all or a portion of such proceeds in sort-term interest-bearing securities. If we sell less than 50% of the securities offered hereby, we will need additional capital to maintain our working capital needs for the next twelve (12) months.

In the event that we engage a broker-dealer to sell shares in this offering, we would anticipate paying a fee no more than ten (10%) percent of any shares sold by such broker/dealer. Thus, our use of proceeds would be reduced by that amount.

DETERMINATION OF OFFERING PRICE

The offering price has no relationship to any established criteria of value, such as book value or earnings per share. No valuation or appraisal has been prepared for our business or any business plans that we have developed. The offering price was determined arbitrarily.

DILUTION

The issuance of 10,000,000 common shares will dilute our common stock and may ultimately lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by 55,900,000, the number of outstanding shares of common stock assuming the maximum number of shares being offered by us are sold.

The net tangible book value of our common stock as of December 31, 2007 was $210,323 or approximately $0.00458 per share. Thus, as of December 31, 2007, the net tangible book value per share of common stock owned by our current stockholders would have increased by $1,000,000 or $0.01702 per share after giving effect to this offering (assuming the maximum number of shares being offered are sold) without any additional investment on their part and the purchasers of the shares offered hereby would have incurred an immediate dilution of $0.07835 per share from the offering price. The following table illustrates this per share dilution and reflects the receipt of varying amounts of proceeds:

                                   .19.

--------------------------- ---------- ----------- ----------- -----------
                               100%        75%         50%         25%
--------------------------- ---------- ----------- ----------- -----------
Public offering price per   $0.10      $0.10       $0.10       $0.10
Share of common stock
Offered hereby
--------------------------- ---------- ----------- ----------- -----------
Net tangible book value     $0.00458   $0.00458    $0.00458    $0.00458
Per share before offering
Increase per share          $0.01707   $0.01340    $0.00937    $0.00493
attributable to new
investors
--------------------------- ---------- ----------- ----------- -----------
Adjusted net tangible book  $0.02165   $0.01798    $0.01395    $0.00951
Value per share after this
Offering
--------------------------- ---------- ----------- ----------- -----------
Dilution to new investors   $0.07835   $0.08202    $0.08605    $0.09049
--------------------------- ---------- ----------- ----------- -----------


The following tables summarize the relative investments of investors pursuant to this offering and the current shareholders of Race World:


----------------------------------------------------------------------------
            Assuming 100% of Offering (10,000,000 Shares) Sold
----------------------------------------------------------------------------
                    Current Stockholders  Public Investors   Total
------------------- -------------------- ------------------ -------------
Number of shares of   45,900,000           10,000,000         55,900,000
common stock
purchased
Percentage of            82.1%                17.9%              100%
Outstanding common
Stock after offering
Gross consideration    $ 229,500           $1,000,000         $1,229,500
Paid
Percentage of            18.67%               81.33%             100%
Consideration paid
Average                $ 0.005               $ 0.10            $ .02199
Consideration paid
------------------- -------------------- ------------------- -------------

                                   .20.


----------------------------------------------------------------------------
              Assuming 75% of Offering (7,500,000 Shares) Sold
----------------------------------------------------------------------------
                    Current Stockholders  Public Investors    Total
------------------- -------------------- ------------------ -------------
Number of shares of      45,900,000          7,500,000        53,400,000
common stock
purchased
Percentage of               86.0%              14.0%             100%
Outstanding common
Stock after offering
Gross consideration      $ 229,500           $ 750,000         $ 979,500
Paid
Percentage of               23.4%              76.6%             100%
Consideration paid
Average                  $ 0.005             $ 0.10            $ 0.0183
Consideration paid
------------------- -------------------- ------------------- -------------


----------------------------------------------------------------------------
             Assuming 50% of Offering (5,000,000 Shares) Sold
----------------------------------------------------------------------------
                    Current Stockholders  Public Investors     Total
------------------- -------------------- ------------------ -------------
Number of shares of       45,900,000         5,000,000        50,900,000
common stock
purchased
Percentage of                90.2%              9.8%             100%
Outstanding common
Stock after offering
Gross consideration       $ 229,500          $ 500,000        $ 729,500
Paid
Percentage of                31.5%             68.5%             100%
Consideration paid
Average                   $ 0.005            $ 0.10           $ 0.0143
Consideration paid
------------------- -------------------- ------------------- -------------


----------------------------------------------------------------------------
             Assuming 25% of Offering (2,500,000 Shares) Sold
----------------------------------------------------------------------------
                    Current Stockholders  Public Investors     Total
------------------- -------------------- ------------------ -------------
Number of shares of       45,900,000         2,500,000        48,400,000
common stock
purchased
Percentage of                94.8%              5.2%             100%
Outstanding common
Stock after offering
Gross consideration       $ 229,500          $ 250,000        $ 479,500
Paid
Percentage of                47.9%             52.1%             100%
Consideration paid
Average                   $ 0.005            $ 0.10           $ 0.0099
Consideration paid
------------------- -------------------- ------------------- -------------

                                    .21.

In the future, we may issue additional shares, options and warrants, and we may grant stock options to our employees, officers, directors and consultants under our stock option plan, all of which may further dilute our net tangible book value.


CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2007. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

-----------------------------------------------------------------------------
                                     December 31, 2007
                                     Actual
------------------------------------ ---------------------------------------
Stockholders' Equity: Common Stock,   $  45,900
$0.001 par value, 200,000,000 common
shares authorized; 45,900,000 issued
and outstanding.
Additional Paid - in Capital          $ 185,931
Retained Earnings (Deficit)             (21,508)
                                      ----------
Accumulated other comprehensive loss
------------------------------------- --------------------------------------
Total Stockholders' Equity            $ 210,323
------------------------------------- --------------------------------------
Total Capitalization                  $ 231,831
==================================== ======================================

DIVIDEND POLICY

Holders of our common stock are entitled to dividends when, as and if declared by our Board of Directors out of funds legally available therefore. We have never declared or paid any cash dividends. We intend to retain a portion of our earnings, if any, to finance the development and expansion of our business. Payment of future dividends on our common stock will be subject to the discretion of our Board of Directors and will be contingent on future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                             OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus. This discussion may contain forward-looking statements that could involve risks and uncertainties. For additional information, see "Risk Factors".

Race World was incorporated on December 29, 2006 however, we have not yet commenced operations other than research and establish a preliminary business plan. We have invested the majority of the proceeds from our original share issue in a short-term interest-bearing note issued by JPI Project Management Inc. JPI Project Management Inc. is a privately held British Columbia non-reporting company owned by Mrs. Jillian Williams, Evan Williams's wife.

                                 .22.

CRITICAL ACCOUNTING POLICIES:

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The critical accounting policies that affect our more significant estimates and assumptions used in the preparation of our financial statements are reviewed and any required adjustments are recorded on a monthly basis.

RESULTS OF OPERATIONS:

We have not commenced operations, however when operational, substantial positive and negative fluctuations can occur in our business due to a variety of factors. These factors may include variations in the economy, and the abilities to raise capital. As a result, net income and revenues in a particular period may not be representative of full year results and may vary significantly in our early stage of our operations. In addition, results of operations, may vary in the future, and will be materially affected by many factors of a national and international nature, including economic and market conditions, currency values, inflation, the availability of capital, the level of volatility of interest rates, the valuation of security positions and investments and legislative and regulatory developments. Our results of operations also may be materially affected by competitive factors and our ability to attract and retain highly skilled individuals.

Period Ended December 31, 2007:

We will not have significant revenues until our motorsports theme park has been funded, constructed, and becomes operational.

Revenue for the 368 day period ended December 31, 2007 was $ 4,612.

The net loss for the period ended December 31, 2007 was $ 21,508 or $ 0.0007 per share.

LIQUIDITY AND CAPITAL RESOURCES:

We have no operating history. We require additional capital to advance our motorsports theme park and business operations. As a result, management is dependent on the proceeds of the proposed public offering of securities to proceed to operations. There can be no assurance, however, that we will be successful.

IMPACT OF INFLATION

To date inflationary factors have not had an effect on our company. We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity.

                                 .23.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the capital costs of our motorsports theme park, our ability to operate efficiently, consumer spending, successful implementation of our marketing plan, the competitive environment within our industry, the ability to initiate and expand our operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers. See Risk Factors for a thorough discussion of potential risks.

DESCRIPTION OF BUSINESS

History and Development

Race World International, Inc. was incorporated pursuant to the laws of the State of Nevada on December 29, 2006 under the name Race World International, Inc. Race World has been formed to develop and operate a motorsports theme park.


Race World's current operations are summarized as follows:
     -We have formed our Nevada Company
     -Organized our head office in Langley, British Columbia
     -Created an initial web-site and secured our relevant domain name -Appointed our legal counsel to explore acceptance of our motor sports theme park in Nevada
     -Our President, Evan Williams, has viewed several potential sites for development

We have no current plans to begin developing Phases 2 through 5 until financing is available. No financing is availabe at present. The following table illustrates an estimated time frame for completion of each Phase of our development assuming financing becomes available:

  Phase                Financing                   Time Frame
Phase 2              $  1,000,000            March 2008 - December 2008
Phase 3              $ 80,000,000        September 2008 - June 2009
Phase 4              $ 15,000,000            March 2009 - September 2009
Phase 5              $ 40,000,000             June 2009 - June 2010

Totals               $136,000,000            March 2008 - June 2010


Phase 1 funding of approximately $231,831 was provided by our Founding shareholders. This Phase 2 share offering will enable Race World to acquire environmental, engineering, and market studies necessary for inclusion in its business plan. These studies will also be required for future investors, federal, state, and local authorities.

We anticipate our theme park complex will offer a wide range of activities. Rentals including automotive and related accessories, track rentals, entertainment, support services, and accommodations will also be offered. We have also presented in this offering a brief overview of our future development intentions. Any potential investor taking part in this offering is cautioned that our motorsports theme park may not be feasible. Any potential investor is asked to read our list of risk factors. We will strive to establish long-term business relationships within the race community.

There has been no public announcements of our development plans. We consider it prudent, for the present time, to proceed with our environmental studies and engineering reports as discreetly and privately as possible while evaluating the land we wish to purchase. We will have no operating income until we have completed Phase 2 through 5 funding and successfully developed our motorsports theme park. We will commence operations as soon as Phase 4 construction is complete.

                                 .24.

OUR PROPOSED LIST OF FUTURE RACE TRACKS, FACILITIES, AND SERVICES FOLLOWS:

ROAD COURSES

Race Track # 1 (RW1)

This automobile road course will offer track time rental and automobile rentals ranging from the novice to Formula 1. Individuals, race teams, race clubs, and auto manufacturers will be able to rent time on the track. The course will be designed by race enthusiasts and professionals. It will be not less than 8 kms and its special features will include:

     a) Short circuit for club meets and use
     b) Mid length national circuit
     c) Long circuit set to international standards
     d) Changing elevations on all circuits. This is a particularly attractive feature for the experienced racer.
     e) Right and left hand turns
     f) Allocated pit crew areas
     g) Multi corner spectator viewing

Race Track # 2 (RW2)

This track will be a 1/4-mile drag strip built to NHRA and IHRA standards.

Race Track # 3 (RW3)

This track will be a go-kart road course featuring both left and right hand turns, and will be the first track to be constructed. Individuals, clubs, race teams, and kart manufacturers will be able to rent time on the track as well as go-karts. We intend having a "long circuit" of not less than 1,500 meters in length and 9 meters in width . This will attract novice and serious drivers alike and allow for both shifter and non-shifter karts.

Race Track # 4 (RW4)

This track will be a 3/8 mile semi banked oval track. Monster truck events will be offered within the oval at specific times.
Portable grand stands will be in place.

Race Track # 5 (RW5)

This course will be an off road dirt track for ATV and off road use. There will be a mud area for extreme 4WD trials.

Race Track # 6 (RW6)

This will be a dedicated super cross track built to AMA specifications.

PROPOSED FACILITIES

RWI materials for construction are conventional and entirely available locally from a multiplicity of suppliers.

Club Houses

Each division of motorsports will have a type specific Club House. The size and specifications will be dependent on expected spectator and customer use. A full range of accessories and services will be available. We anticipate each form of racing will generate specific needs in terms of equipment and special skills by staff.

                                    .25.

Grand Stands

We anticipate a blend of permanent and portable grand stands to accommodate larger crowds dependent on the type of event venue. Each track will have grand stands.

Observation Towers
We anticipate several to serve the dual functions of V.I.P. and spectator pleasure and to assist track officials carry out duties as they relate to safety and security measures.

Flood Lighting

The drag racing, go-kart, and 3/8th mile oval tracks will be flood lighted for night use.

Restaurants & Stores

Several will be offered. We anticipate RWI provide long-term land leases and specific building requirements for lease operators.

Hotel

Full service accommodation will be planned for the future. Again, RWI would supply the land for long-term lease.

Residential

Rental accommodation will be planned for the future.

Commercial

Leased office and workshop buildings will be built in the future for motorsport related companies.

TYPICAL REVENUE PRODUCING TRANSACTION

As we are presently considering Phase 2 financing only, a breakdown of typical anticipated future revenues is speculative only, and will not be presented at this time.

STRATEGIC RELATIONSHIPS

Strategic Relationships will be a major part of our marketing plan in the future. Clubs and automotive related organizations will play a key part generating revenues. We anticipate a specific part of our marketing plan will be committed to developing such contacts and relationships.

                                  .26.

THE MARKET

RWI intends to offer our race enthusiast a geographically unique motorsports adventure. Las Vegas has approximately 900,000 tourist's visits per month and RWI will target initially 6,000 (0.67%) tourists per month to its site.

The main market for the recreational sector are the permanent residents of Nevada, California, and the tourists who visit Las Vegas. The market for the professional sector is the worldwide community of motor racing teams.

Dependence upon a major customer is not a factor in RWI's business plan. The following list highlights our customer base in order of anticipated importance:

     1. Tourist flow to Las Vegas.
     2. Professional motor sport organizers, such as S.C.C.A. (Sports Car Club of America).
     3. Motor sports teams for testing and development.
     4. Permanent local residents for go karting, drag racing, off roading etc.
     5. Commercial space leased to enterprises who wish to be located in a motor sports theme park.
     6. Residential clients who wish to live in a motor sports theme park.

COMPETITION

RWI intends to offer motorsports adventures to the tourist market that are presently only available in a limited or spasmodic manner. As previously mentioned, there are no daily continuous competitive facilities in the Las Vegas area. The one established complex nearby (Las Vegas Speedway) does not cater to any of the motor sport activities that RWI will offer and conversely, RWI does not intend to compete in any of the areas that the speedway has traditionally offered. See "Risk Factors" for a discussion of potential future competition.

EMPLOYEES AND STRATEGIC ADVISORS

As of the date of this prospectus, we have no full-time employees with the exception of our four members of Executive Management and Board of Directors. We will utilize outside consultants as required to offer our services. These consultants be independent contractors

PATENTS, COPYRIGHTS, LOGOS, TRADEMARKS

RWI anticipates no need for patents. Logos will be trademarked and certain concessions will be negotiated for essential services, but these are considered minor in the overall scope of the business plan.

PROPERTY

Our executive offices are located at 968 - 240th Street, Langley, BC, Canada V2Z 2Y3. Our telephone number is (604) 539-9680.

Upon the completion of Phase 2 financing and the appropriate environmental and engineering studies, we will proceed to Phase 3 financing.

                                 .27.

Should financing become available we will attempt to purchase property suitable for our use.



GOVERNMENTAL REGULATIONS

We are not aware of any existing or probable governmental regulations, which will have a material negative effect on our business.

Currently, we do not meet the classification of an "Investment Company" as that term is defined in the Investment Company Act of 1940 because we do not hold securities that would comprise 40 percent of our total assets. We will continue to monitor that "securities component" level of forty (40%) percent to ensure that we never fall under that classification. In the event that we ever approach the "Investment Company" threshold, we will reevaluate our policies and investment structure.

The Investment Advisers Act of 1940 does not apply to our activities, as we will not be providing to the public any type of investment advice or analysis.

SEASONALITY

We do not anticipate our business will be seasonal in nature as our proposed location is warm and dry year round.

                                 .28.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceeding nor are any legal actions contemplated by us at this time.

MANAGEMENT

Directors

Presently, Mr. Evan Williams, Mr. Solomon Nordine, Mr. Leigh Anderson, and Mr. David Williams are the only members of our Board of Directors and were appointed to the Board in January 2007. Three of the Directors of Race World have held executive positions with the Vintage Racing Club of British Columbia and hold race licenses. Our Directors will initially run Race World and as the need arises, additional Directors or Officers will be added as well as skilled personnel and outside consultants.

Our Directors have significant business experience. They have dealt personally with many entrepreneurs, existing for profit and not-for profit businesses and organizations. They have also dealt with all three Canadian levels of government. Presently, Mr. Evan Williams, Mr. Solomon Nordine, Mr. Leigh Anderson, and Mr. David Williams are the only members of our Board of Directors and were appointed to the Board in December 2006. Our Directors will initially run Race World and as the need arises, we will as Directors, management, personnel, and retain outside consultants. We have a mature base of consultants that we can draw on to assist our Directors

The following table sets forth the name and, as of March 21, 2008 the age and position of each director and executive officer of our company.

---------------------------- --------------- ---------------------------
NAME                          AGE              Position
---------------------------- --------------- ---------------------------
Evan Williams                  62              President
Solomon Nordine                27              Treasurer
Leigh Anderson                 69              Secretary
David Williams                 55              Manager of Construction
---------------------------- --------------- ---------------------------

Background of Executive Officers, Directors and Significant Employees

Evan Williams. Mr. Williams is a founder, and current President and CEO of Race World International, Inc. Mr. Williams has over thirty-five years experience as an electrical engineering, and project management consultant.

Over the last five years and before, Mr. Williams has worked as Principal Executive for three private companies in the engineering and investment fields. His experience during this period included business planning, performance analysis, budgeting, procurement, and quality assurance. Mr. Williams holds a General Certificate of Education in Mathematics & Physics, University of Cambridge, Extn. Examinations Syndicate. Also Ordinary National Diplomas in Mechanical, Electronic, and Electrical Engineering (Great Britain) and Higher National Diploma in Electrical and Electronic Engineering (Great Britain). Mr. Williams has received Post Graduate awards for Illuminating Engineering and Mathematics. Mr. Williams's professional affiliations include prior membership in the Illuminating Engineering Society and prior membership in the Electrical Research Association (U.K.).

                                 .29.

Solomon Nordine. Mr. Nordine is a founder , and current Treasurer of Race World Management, Inc. Mr. Nordine has operated his own accounting and business consulting company for over three years. Mr. Nordine has also provided part time and full time marketing services for over one year to an import and distribution business. Mr. Nordine earned a Diploma in Business Administration and Bachelor of Business Administration from Okanagan University College as well as a Master of Business Administration from the University of Phoenix.

Leigh Anderson. Mr. Anderson is founder, and current Secretary of Race World Management, Inc. Mr. Anderson has thirty-two years financial experience in public education. Mr. Anderson's positions have included Secretary Treasurer, Superintendent of Business and Finance, and Business Administrator. For the last five years Mr. Anderson has worked as an Independent Financial Consultant to the B.C. Ministry of Education. For nine years, Mr. Anderson held various positions with Canada's largest chartered bank. Mr. Anderson received a Diploma in Business Administration from the University of Toronto and a Supervisory Officer's Certificate from the Ontario Ministry of Education.

David Williams. Mr. David Williams has been the principal and Director of a Nevada property management company since 1997. He was the past President of the Vintage Race Club of British Columbia. He also served as Paddock
Marshall and member of the executive Committee of VRCBC annual Historic Motor Races event for the past six years. He is not related to Mr. Evan Williams.

Compensation of Directors

We currently do not pay our Directors any fee in connection with their role as members of our Board; however our Board may choose to pay our Directors in the future dependent on Race World's Phase 2 offering, future income, and cash flows. Our Directors will be reimbursed for travel and out-of-pocket expenses in connection with their attendance at Board meetings.

EMPLOYEES AND STRATEGIC ADVISORS

We have no full-time employees as of this date. All four of our Directors will be active on a part time and as needed basis in the business. After Phase 2 funding is acquired, RWI will hire outside experts and consultants or hire staff to perform additional duties. The number of permanent full time employees at build out is estimated to be 30. Maintenance personnel will be sub-contracted, similarly for security, accounting, and catering.

Employment Agreements

There are currently no Employment Agreements in place.

                                .30.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officers and our other executive employees as of December 31, 2007.

                    Summary Compensation Table
-----------------------------------------------------------------------------
                                               Long - Term
                            Annual             Compensation
                            Compensation       Awards
                                               Securities
Name and Principal                             Underlying     All Other
Position             Year   Salary     Bonus   Options (#)    Compensation
------------------- ------ --------- -------- -------------- --------------
Evan Williams        2007    $ 0       $ 0        0            $ 0
President
Solomon Nordine      2007    $ 0       $ 0        0            $ 0
Treasurer
Leigh Anderson       2007    $ 0       $ 0        0            $ 0
Secretary
David Williams       2007    $ 0       $ 0        0            $ 0
Manager of Construction
------------------- ------ --------- -------- --------------- -------------

Option Grants During Last Fiscal Year

No options have been issued.

Other

No director or executive officer is involved in any material legal proceeding in which he is suing us or in which he will receive a benefit from the legal proceedings.

CODE OF ETHICS

Our executive officers are presently our only employees and we have therefore not yet needed to adopt a code of ethics. We intend adopting and publishing a code when we have a minimum of 5 full-time employees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For a description of employment contracts with executive officers, please refer to the section entitled Executive Compensation - Employment Contracts. The founders of our company currently hold 100% of our outstanding common stock prior to the issuance of any shares related to this Prospectus. As of December 31, 2007 we have 33 shareholders. These transactions by us did not involve any public offering and were exempt from the registration requirements under the Securities Act. No such sales involved the use of an underwriter.

Evan Williams, Solomon Nordine, and Leigh Anderson, and David Williams our Directors hold approximately 42.9% percent of our outstanding common stock.

                                .31.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
                            ACT LIABILITIES

Our articles of Incorporation and by-laws provide that our directors and officers will not be personally liable to us or our stockholders for monetary damages due to the breach of a fiduciary duty as a director or officer. Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, does not of itself prevent indemnification so long as the officer or director acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests, or, with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

In addition, Nevada Law provides that we may indemnify any officer, director, employee or agent who is party to any threatened, pending or completed action or suit brought by us or by our stockholders on our behalf, provided he was acting in good faith and in a manner which he reasonably believed to be in, or not opposed to, our best interests. The indemnification includes all actual and reasonable expenses, including attorney's fees, judgments, fines and settlement amounts. However, indemnification is prohibited as to any suit brought in our right in which the director or officer is adjudged by a court to be liable to us.

To the extent that the officer or director is successful on the merits in any proceeding pursuant to which such person is to be indemnified, we must indemnify him against all actual and reasonable expenses incurred, including attorney's fees.

The foregoing indemnity provisions will limit your ability as shareholders to hold officers and directors liable and collect monetary damages for breaches of fiduciary duty, and require us to indemnify officers and directors to the fullest extent permitted by law.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2007 information regarding the beneficial ownership of our common stock by each person we know to own five percent or more of the outstanding shares, by each of the directors, and officers. As of December 31, 2007, there were 45,900,000 shares of our common stock outstanding and 10,000,000 additional shares of Common Stock to be issued in this offering.

                                   .32.

Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of Common Stock. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Generally, a person is deemed the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

-----------------------------------------------------------------------------
                                      Percentage of Shares Beneficially Owned

Name and Address   Number of Shares   Percentage of Shares After the Offering
Of Beneficial      Beneficially Owned Shares Before the    Assuming All Are
Owner                                 Offering             Sold
------------------ ------------------ -------------------- -----------------
Evan Williams       14,000,000         30.50%               25.04%
968 - 240 St.
Langley, BC
Canada, V2Z 2Y3
Solomon Nordine      4,400,000          9.58%                7.87%
827 Raymer Rd
Kelowna, B.C.
Canada, V1W 1J7
Leigh Anderson         300,000           .65%                 .53%
17316 Hillview Pl.
Surrey, BC
Canada
David Williams       1,000,000           2.17%               1.78%
565 West 24th St.
N. Vancouver, BC
V7M 2E2
------------------ ------------------- -------------------- ----------------

Percentage ownership is based on 45,900,000 shares of Common Stock outstanding as of December 31, 2007 and 10,000,000 additional shares of Common Stock to be issued in this offering.

There is no public trading market for our shares of common stock. In addition to Mr. Evan Williams our President, we have 32 founding shareholders. For a discussion regarding our dividend policy as related to our common stock please see "Description of Securities."

SELLING SHAREHOLDER
This Prospectus will also be used for the offering of additional shares of our Common Stock owned by 32 selling shareholders. Selling Shareholders may offer for sale up to 69.5% (31,900,000 shares) of our Common Stock. Selling Shareholders may offer for sale such shares of our Common Stock from time to time in the open market, in privately negotiated transactions or otherwise. We will not receive any proceeds from such sales. The resale of the securities by Selling Shareholders is subject to the prospectus delivery and other requirements of the Securities Act.

                                    .33.

-----------------------------------------------------------------------------
                                      Percentage of Shares Beneficially Owned

Name               Number of Shares      Before            After the Offering
Of Beneficial      Beneficially Owned    the Offering      Assuming All Are
Owner              (1)                                     Sold
------------------ ------------------ -------------------- -----------------
Leigh Anderson        300,000               .65%             .53%
Jean Ashbrook         200,000               .43%             .35%
Andrea Atkins       2,000,000              4.35%            3.57%
Timothy Baker       4,000,000              8.71%            7.15%
Ryan Beckett          100,000               .21%             .17%
Cameron Bell          500,000              1.08%             .89%
John V. Clements      800,000              1.74%            1.43%
Colin Commandeur      600,000              1.30%            1.07%
Alan Donaldson        400,000               .87%             .71%
Rudy Dyck           1,000,000              2.17%            1.78%
Anthony J. Edwards    200,000               .43%             .35%
Donald B. Forth     1,800,000              3.92%            3.22%
Derek Frost         1,300,000              2.83%            2.32%
Ronald Humphreys      500,000              1.08%             .89%
Anne Jeffrey        1,000,000              2.17%            1.78%
Maureen Joyce         200,000               .43%             .35%
David A. McKay        100,000               .21%             .17%
George R. Mitchell    800,000              1.74%            1.43%
Evelyn Nash           500,000              1.08%             .89%
Solomon Nordine     4,400,000              9.58%            7.87%
James O'Brien         800,000              1.74%            1.43%
John Rollett          200,000               .43%             .35%
Alan C. Sedgwick    1,000,000              2.17%            1.78%
Russell J. Shiels   1,000,000              2.17%            1.78%
Janet Stritychuk      200,000               .43%             .35%
Derek Sullivan        300,000               .65%             .53%
Michael Tate        1,200,000              2.61%            2.14%
Gary Thorainson       700,000              1.52%            1.25%
David Williams      1,000,000              2.17%            1.78%
Jillian Williams    2,000,000              4.35%            3.57%
Ian Wood            2,000,000              4.35%            3.57%
Sussan Zare Pour      800,000              1.74%            1.43%

1. All shares being registered pursuant to this prospectus were purchased by the selling shareholders at a price of $.005

DESCRIPTION OF SECURITIES

General
The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, and By-laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which 49,500,000. shares were issued and outstanding as of December 31, 2007. We are also authorized to issue 20,000,000 preferred stock, $0.001 par value per share, of which no shares were issued as of December 31, 2007.

                                 .34.

Common Stock

Holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

Our Preferred shares have not been assigned any special or preemptive rights at this time, nor any cumulative voting rights.

As of December 31, 2007 we have 33 shareholders.

Dividends

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

Shares Eligible for Future Sale

Upon completion of this offering and assuming the maximum number of shares are sold, we will have 55,900,000 shares of common stock outstanding. Of these shares, 10,000,000 shares of common stock will be freely tradable without further restriction or further registration under the Securities Act, as amended, accept for those shares purchased by an "affiliate" of Race World Management (in general, a person who has a control relationship with Race World Management) which will be subject to the limitation of Rule 144 adopted under the Securities Act. The remaining shares (45,900,000) are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. Upon completion of our Phase 2 offering of 10,000,000 common shares, and assuming the maximum number of shares is sold, we will have an additional 158,100,000 shares of common stock available for issue including Mr. Evan Williams 14,000,000 common shares already issued.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock; however, none has been issued to date.

Transfer Agent and Registrar
Our transfer agent is Island Stock Transfer located at 100 - 2nd Ave. South, Suite 104N, St. Petersburg, Florida 33701.

                                 .35.

Resale Restrictions

All of our shares of common stock issued prior to this offering are "restricted securities" as this term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the U.S. in the absence of registration other than in accordance with Rule 144 under the Securities Act of 1933, as amended, or another exemption from registration. In general, under Rule 144 as currently in effect, any of our affiliates or any person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned our common shares which are treated as restricted securities for at least one (1) year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of our outstanding common shares (approximately 170,500 shares based upon the number of common shares expected to be outstanding after the offering) or the reported average weekly trading volume in our common shares during the four weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to sale restrictions and notice requirements and to the availability of current public information concerning our company. In addition, affiliates of our company must comply with the restrictions and requirements of Rule 144 (other than the one (1) year holding period requirements) in order to sell common shares that are not restricted securities (such as common shares acquired by affiliates in market transactions). Furthermore, if a period of at least two (2) years has elapsed from the date restricted securities were acquired from us or from one of our affiliates, a holder of these restricted securities who is not an affiliate at the time of the sale and who has not been an affiliate for at least three (3) months prior to such sale would be entitled to sell the shares immediately without regard to the volume, manner of sale, notice and public information requirements of Rule 144.

Penny Stock Considerations

Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than US $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may be subject to such penny stock rules and our shareholders may find it difficult to sell their securities.

                                  .36.

PLAN OF DISTRIBUTION

Shares being registered on the company's behalf

We are registering 10,000,000 shares of our common stock, which shall be offered and sold on a self-underwritten basis by Mr. Evan Williams our Chief Executive Officer and President, or, at our discretion, by participating broker-dealers licensed by the National Association of Securities Dealers, Inc. Although we anticipate being listed on the OTC-Bulletin Board concurrently with the effectiveness of this Prospectus, we may not be. Regardless, we will offer the shares to the public at a price of $.10 per share. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. The offering price of the shares was arbitrarily determined by us. The offering price of the shares does not have any relationship to our assets, book value, or earnings. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason. There can be no assurance that we will sell any or all of the offered shares.

The shares are intended to be sold directly through the efforts of Evan Williams, our president and director of Race World International, Inc. The offering is being conducted on a self-underwritten, best effort basis, which means our officer/director will attempt to sell the shares.

Our officer/director who will be engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our president satisfies the requirements of Rule 3(a)4-1 in that:

  1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,


  2. None of such persons is compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

  3. None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

  4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve
      (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act.


As our offering is "self-underwritten" in nature and at a fixed price of $.10 per share, we are unsure whether we will sell any shares of common stock. As a result, we are unable at this time to determine what State, if any, offers or sales will be made. We may also seek out broker-dealers to assist us in placing our stock. Regardless of whether we place our stock ourselves or through agents, we will comply with all applicable blue-sky requirements of each jurisdiction in which we ultimately offer and sell our shares.

Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Shares being registered on the selling shareholder's behalf

We are also registering 31,900,000 shares of our common stock held by our Thirty-two shareholders, the selling shareholders, on their behalf. Prior to the listing of our securities on the OTC Bulletin Board, the selling shareholders have agreed to sell their shares at a price of $.10. Once our securities are listed on the OTC Bulletin Board, the selling shareholder may sell some or all of such shares at any price. The shares will not be sold in an underwritten public offering.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share.

The selling shareholders and any broker-dealers participating in the distributions of the shares may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling shareholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, beginning one (1) year after the shares were issued.

                                  .37.

Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares of our Common Stock offered by this prospectus may not simultaneously engage in market making activities with respect to our Common Stock during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, the selling shareholder is subject to applicable provisions that limit the timing of purchases and sales of our Common Stock by the selling shareholder.

We have informed the selling shareholders that, during such time as he may be engaged in a distribution of any of the shares we are registering by this prospectus, he is required to comply with Regulation M. In general, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our Common Stock to be less volatile than it would otherwise be in the absence of these transactions. We have informed the selling shareholder that stabilizing transactions permitted by Regulation M allow bids to purchase our Common Stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL MATTERS

The validity of the shares has been passed upon for us by our counsel,

P. Sterling Kerr, Esq.
Ashworth & Kerr, Attorneys at Law
1055 Whitney Ranch Drive Suite 110
Henderson, Nevada, 890141

Phone 702 451-2055
Facsimile 702 451-2077

EXPERTS

The financial statements of Race World International, Inc. at December 31, 2007 appearing in this registration statement have been audited by UHY LDMB ADVISORS INC., Chartered Accountants, Surrey, B.C. our independent auditor.

                                  .38.

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN GIVEN ANY INFORMATION OR HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US, BY THE SELLING STOCKHOLDER OR BY ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SUCH SHARES IN ANY CIRCUMSTANCES IN, WHICH SUCH OFFER, OR SOLICITATION IS UNLAWFUL.

WHERE YOU CAN FIND MORE INFORMATION

The effectiveness of this registration statement will render us subject to the informational requirements of the Exchange Act, and, we will file reports, proxy statements and other information with the Securities and Exchange Commission as required by federal law. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities Exchange Commission. Investors may read and copy any of these reports, statements, and other information at the SEC's public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC's other public reference rooms. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms upon payment of the fees prescribed by the Securities Exchange Commission. These SEC filings are also available free at the SEC's web site at www.sec.gov.

This prospectus does not contain all of the information set forth in the registration statement, parts of which are omitted to comply with the rules and regulations of the Securities Exchange Commission. For further information, please see the registration statement in its entirety.

                                    .39.

                        RACE WORLD INTERNATIONAL, INC.
                         (a development stage company)
                             FINANCIAL STATEMENTS

                              December 31, 2007

UHY LDMB Advisors Inc.
Chartered Accountants

A member of UHY, an international association of independent accounting and consulting firms.

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Stockholders and Board of Directors of:
Race World International, Inc.

We have audited the accompanying balance sheet of Race World International, Inc. as at December 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2007 and the results of its operations and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited capital and has suffered losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ UHY LDMB Advisors Inc.

Chartered Accountants
Surrey, British Columbia, Canada
February 14, 2008

                                   .40.

RACE WORLD INTERNATIONAL, INC.
(a development stage company)

BALANCE SHEETS
----------------------------------------------------------------------------
AS AT December 31 2007
----------------------------------------------------------------------------

ASSETS

CURRENT
     Cash                                                    $  26,374
     Other current assets
          Accrued interest                                         512
          Note receivable (Note 3)                             195,000
          Prepaid Expenses                                       5,000
----------------------------------------------------------------------------
Total assets                                                 $ 226,886
----------------------------------------------------------------------------

LIABILITIES

CURRENT
     Accounts payable and accrued liabilities                $  16,563
----------------------------------------------------------------------------

STOCKHOLDERS' EQUITY (Note 4)

     Preferred Stock, $.001 par value
          Authorized:  20,000,000 shares
          Issued:      Nil

     Common stock, $.001 par value
          Authorized: 200,000,000 shares
          Issued:      45,900,000 shares                        45,900
     Additional paid-in capital                                185,931
     Deficit accumulated during the development stage          (21,508)
----------------------------------------------------------------------------
Total stockholders' equity                                   $ 210,323
----------------------------------------------------------------------------

Total liabilities and stockholders' equity                   $ 226,886
----------------------------------------------------------------------------
Going Concern (Note 1)

APPROVED BY THE DIRECTORS:

____/s/ Evan Williams __________Director
____/s/ Solomon Nordine __________Director

The accompanying notes are an integral part of these financial statements.


RACE WORLD INTERNATIONAL, INC.
(a development stage company)

STATEMENT OF OPERATIONS
----------------------------------------------------------------------------
                                    For The                Period from
                                   Year Ended        Dec 29, 2006 (inception)
                                December 31, 2007      to December 31, 2007

REVENUE
     Interest Revenue                  $   4,612              $  4,612
     Operating Revenue                         -                     -
---------------------------------------------------------------------------
Total Revenue                              4,612                 4,612
---------------------------------------------------------------------------



EXPENSES
     Advertising and Promotion               375                    375
     Bank fees                                82                     82
     Listing and Share
          Transfer fees                      234                    234
     Professional fees                    25,429                 25,429
---------------------------------------------------------------------------
Total Expenses                            26,120                 26,120
---------------------------------------------------------------------------
NET LOSS                                $(21,508)              $(21,508)
---------------------------------------------------------------------------
Loss per share (Note 2(f))              $      0.00            $      0.00
---------------------------------------------------------------------------
Weighted average number of
shares outstanding                      30,036,438             29,980,109
---------------------------------------------------------------------------


The accompanying notes are an integral part of these financial statements.


RACE WORLD INTERNATIONAL, INC.
(a development stages company)

STATEMENT OF STOCKHOLDERS' EQUITY

---------------------------------------------------------------------------
FOR THE PERIOD DECEMBER 29, 2006 (INCEPTION) TO DECEMBER 31, 2007
---------------------------------------------------------------------------

                   Common stock              Deficit            Total
                Number           Additional  Accumulated During Stockholders'
                of shares  Amount  Paid-in   Development Stage  Equity
                                   Capital

Issue of common
stock for cash on
organization of
the Company     19,700,000 $19,700 $  78,800   $ -               $  98,500
Issue of common
stock for cash  26,200,000  26,200   107,131     -                 133,331
Net loss for
the period        -           -        -        (21,508)           (21,508)
---------------------------------------------------------------------------
Balance
December 31,
2007            45,900,000 $ 45,900 $185,931   $(21,508)         $ 210,323
---------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.


RACE WORLD INTERNATIONAL, INC.
(a development stage company)

STATEMENT OF CASH FLOWS

---------------------------------------------------------------------------

                                For The                  Period from
                              Year Ended          Dec 29, 2006 (inception)
                           December 31, 2007       to December 31, 2007

CASH FLOWS (USED IN) PROVIDED BY:

OPERATING ACTIVITIES

     Net loss                $ (21,508)                     $ (21,508)
     Adjustments for items
        not affecting cash:
         Increase in prepaid
           Expenses            ( 5,000)                        (5,000)
         Increase in accounts
           payable and
           accrued liabilities  16,563                         16,563
         Increase in interest
           Receivable             (512)                          (512)
--------------------------------------------------------------------------
                               (10,457)                       (10,457)
--------------------------------------------------------------------------

INVESTING ACTIVITIES
     Purchase of note
       Receivable             (195,000)                      (195,000)
--------------------------------------------------------------------------

FINANCING ACTIVITIES
     Common stock issued
       for cash:               231,831                        231,831
--------------------------------------------------------------------------
INCREASE IN CASH                26,374                         26,374
--------------------------------------------------------------------------
CASH, beginning                 -                               -
--------------------------------------------------------------------------
CASH, ending                  $ 26,374                        $ 26,374
--------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION
Cash paid during the year to:
     Interest                 $ -                             $ -
     Income taxes             $ -                             $ -

The accompanying notes are an integral part of these financial statements.

RACE WORLD INTERNATIONAL, INC.
(a development stage company)

December 31, 2007

1. ORGANIZATION AND DEVELOPMENT STAGE ACTIVITIES
The company was incorporated under the laws of the State of Nevada on December 29, 2006. The company's purpose in the Articles of Incorporation is to engage in any lawful activity or activities in the State of Nevada and throughout the world. As of December 31, 2007, the Company is considered to be in the development stage as the Company is devoting substantially all of its effort to establishing its new business and the Company has not generated revenues from its business activities. The Company has no cash flows from operations. The Company is currently seeking additional funds through future debt or equity financing to offset future cash flow deficiencies. Such financing may not be available or may not be available on reasonable terms. The resolution of this going concern issue is dependent on the realization of management's plans. If management is unsuccessful in raising future debt or equity financing, the Company will be required to liquidate assets and curtail or possibly cease operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Because a precise determination of many assets and liabilities is dependent on future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below:

(a) Cash and cash equivalents

The Company considers all short-term investments, including investments in certificates of deposit, with a maturity date at purchases of three months or less to be cash equivalents.

(b) Revenue recognition.

Revenue is recognized on the sale and transfer of goods and services.

(c) Foreign currencies

The functional currency of the Company is the United States dollar. Transactions in foreign currencies are translated into United States dollars at the rates in effect on the transaction date. Exchange gains or losses arising on translation or settlement of foreign currency denomination monetary items are included in the statement of operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

(d) Financial instruments

The Company's financial instruments consist of cash, current note receivable, and accounts payable and accrued liabilities.

Management is of the opinion that the Company is not subject to significant interest, currency or credit risks on the financial instruments included in these financial statements. The fair market values of these financial instruments approximate their carrying values.

(e) Income taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, current taxes are recognized for the estimated income taxes payable for the current period.

Deferred income taxes are provided based on the estimated future tax effects of temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases as well as the benefit of losses available to be carried forward to future years for tax purposes.

Deferred tax assets and liabilities are measured using enacted tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be covered or settled. The effect of deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

(f) Loss per share

Basic loss per share is computed by dividing loss for the period available to common stockholders by the weighted average number of common stock outstanding during the period.

(g) Recent accounting pronouncements

In September 2006, the FASB issued FASB Statement No. 157. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements for fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. Management is currently evaluating the impact this statement will have on the financial statements of the Company once adopted.

RACE WORLD INTERNATIONAL, INC.
(a development stage company)
December 31, 2007

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, "Fair Value Measurements". The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued Statement No. 14 (revised 2007), Business Combinations ("Statement 141 (R)". Statement 141 (R) changes the accounting for and reporting of business combination transactions. Statement 141 (R) is effective for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the FASB issued Statement No. 160, Accounting and Reporting for Noncontrolling Interests in Consolidated Financial Statement, an amendment of ARB No. 51 ("Statement 160"). Statement 160 clarifies the classification of noncontrolling interests in consolidated statemetns of financial position and the accounting for the reporting of transaction between the reporting entity and holders of such noncontrolling interest. Statement 160 is effective for the first annual reporting period beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's financial statements.



3. PROMISSORY NOTE RECEIVABLE - RELATED PARTY

The note receivable pays monthly interest only of 0.5% per month and carries an effective annual interest rate of 6.17%. The capital of $205,000 is payable upon demand and is due from JPI Project Management Inc., a related company. JPI is owned solely by the President's spouse. Payment is due on the 15th of the following month and the first payment is due September 15th.

On December 31, 2007 a demand of $10,000 was made on the original $205,000 note, reducing it to its ending December 31, 2007 balance of $195,000. The $10,000 payment was made on behalf of BMI by JPI to reduce the shareholder's loan account. Interest payments due from September to December 2007 were also made through payments on behalf of BMI by JPI to reduce the outstanding shareholder's loan.


4. STOCKHOLDER'S EQUITY

Common stock offering:
     On December 29, 2006, the Company completed a private placement offering of 19,700,000 common shares to its officers and directors for $98,500.

     On August 9, 2007, the Company completed a private placement offering of 26,200,000 to its remaining founders for $133,331.

     All subscribers and current shareholders as of December 31, 2007 are founders of Race World International, Inc.

5. RELATED PARTY TRANSACTIONS

     a. The note receivable of $195,000 (see Note 3) is payable upon demand and due from JPI Project Management Inc. This is a company owned solely by the President's spouse.
     b. Included in accounts payable and accrued liabilities is $1,213 owing to the president of the Company.
     c. Professional fees include an accounting accrual of $7,350 to be billed by S N Ventures Inc., a company controlled by the Treasurer.

6. INCOME TAXES

-----------------------------------------------------------------------------
     Deferred tax assets and liabilities
-----------------------------------------------------------------------------

     Deferred tax assets                                December 31, 2007
          Operating loss carry-forwards                        7,313
          Valuation allowance                                 (7,313)
-----------------------------------------------------------------------------
     Net deferred tax asset                                  $  -
-----------------------------------------------------------------------------


Management believes that it is not more likely than not that it will create sufficient taxable income sufficient to realize its deferred tax assets. It is reasonably possible these estimates could change due to future income and the timing and manner of the reversal of deferred tax liabilities. Due to its losses, the Company has no income tax expense.

The Company has not yet computed its operating loss carry-forwards for income tax purposes.


                    [BACK COVER PAGE OF PROSPECTUS]

                     Race World International, Inc.

                          41,900,000 Shares of
                              Common Stock

                              PROSPECTUS






                   DEALER PROSPECTUS DELIVERY OBLIGATION
                   -------------------------------------

UNTIL [DATE], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors.

Race World International's Certificate of Incorporation permits indemnification to the fullest extent permitted by Nevada law. Race World International's by-laws require Race World International to indemnify any person who was or is an authorized representative of Race World International, and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of Race World International, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Race World International and, with respect to any criminal third party proceeding (including any action or investigation which could or does lead to a criminal third party proceeding) had no reasonable cause to believe such conduct was unlawful. Race World International shall also indemnify any person who was or is an authorized representative of Race World International and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of Race World International, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Race World International, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Race World International unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which any court shall deem proper. Such indemnification is mandatory under Race World International's by-laws as to expenses actually and reasonably incurred to the extent that an authorized representative of Race World International has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein. The determination of whether an individual is entitled to indemnification may be made by a majority of disinterested directors, independent legal counsel in a written legal opinion or the shareholders. Race World International currently does not maintain a directors and officers liability insurance policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Race World International pursuant to the foregoing provisions, Race World International has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution.

The estimated expenses of the distribution, all of which are to be borne by us, are as follows. All amounts are estimates except the Securities and Exchange Commission registration fee:

- -------------------------------------------------------------------------
Expense                                          Amount
- -------------------------------------------------------------------------
Registration Fee                                 $ 165
Printing and Engraving Expenses                  $ 8,000
Accounting Fees and Expenses                     $ 10,000
Legal Fees and Expenses                          $ 15,000
Transfer Agent's Fees and Expenses               $ 6,000
Miscellaneous                                    $ 15,000
                                                ------------
Total                                            $ 54,165
- -------------------------------------------------------------------------




Item 26. Recent Sale of Unregistered Securities.

Set forth below is information regarding the issuance and sales of Race World's common stock without registration during the last three (3) years. No such sales involved the use of an underwriter.

1. On December 29, 2006 we were incorporated pursuant to the Nevada Corporation Law. Upon our incorporation 41,900,000 shares were issued to our founding shareholders for consideration of $231,831. This transaction by us did not involve any public offering and was exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereof.



ITEM 26. EXHIBITS

ITEM 26. EXHIBITS

- -------------------------------------------------------------------------
Exhibit No.        Description
- -------------------------------------------------------------------------
3.1                Certification of Incorporation of the Registrant
3.2                By-laws of the Registrant
4.1                Specimen Common Stock Certificate
5.1                Consent and Opinion of Ashworth & Kerr
23.1               Consent of Independent Auditor
- -------------------------------------------------------------------------



Item 27. Undertakings.

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                               SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city Las Vegas, State of Nevada , on March 26,2008.

Race World International, Inc.

/s/ Evan Williams
- ------------------
Evan Williams,
President


/s/ Solomon Nordine
- -------------------
Solomon Nordine
Treasurer

/s/ Leigh Anderson
- -------------------
Leigh Anderson
Secretary


In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Race World International, Inc.

/s/ Evan Williams             March 26, 2008
- -------------------
Evan Williams
President and Chairman of the Board

/s/ Solomon Nordine           March 26, 2008
- -------------------
Solomon Nordine
Treasurer

/s/ Leigh Anderson            March 26, 2008
- -------------------
Leigh Anderson
Secretary